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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Marimba, Inc. 1996 Stock Plan shares acquired under written compensation agreements with certain designated individuals and certain unnamed individuals of our report dated January 13, 1999 with respect to the consolidated financial statements of Marimba, Inc. included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.


                                       /s/ ERNST &  YOUNG LLP
                                       -----------------------------

Palo Alto, California
August 26, 1999